SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report: November 16, 2004
(Date of Earliest Event Reported)

TARRAGON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-8003	94-2432628
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1775 Broadway, 23rd Floor
New York, New York 10019
(Address of principal executive offices)

212-949-5000
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Definitive Agreement

     On November 16, 2004, Tarragon Corporation (“Tarragon” or the “Registrant”) entered into a Purchase Agreement with Lazard, Frères & Co. LLC (“Lazard”) as the “Initial Purchaser” relating to an offering of up to $12,000,000 in aggregate principal amount of Registrant’s 8% Senior Convertible Notes Due September 16, 2009 (the “Notes”). Such Purchase Agreement is a “follow-on” offering of Notes originally sold September 16, 2004 to Qualified Institutional Buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes subject to the Purchase Agreement will be treated as a single class with the $50,000,000 in identical notes previously sold. Under the Purchase Agreement, up to $12,000,000 in aggregate principal amount of Notes are offered at 1011/2 plus accrued interest and the sale is expected to close on November 19, 2004, on the basis of representations and warranties and subject to conditions precedent that are customary for transactions of this type. In the Purchase Agreement, the Registrant has agreed to indemnify the Initial Purchaser against liabilities arising from the transaction, including liabilities under the Securities Act and the Securities Exchange Act of 1934. After deducting estimated offering expenses, the Registrant expects to receive net proceeds from the sale of the Notes of approximately $11,885,500, which includes accrued interest.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2004	TARRAGON CORPORATION
	By:	/s/ Erin D. Pickens
Erin D. Pickens,
Executive Vice President and Chief Financial Officer